Exhibit 99.1

SEPARATION AGREEMENT AND RELEASE
FOR SUE HAMILTON

This Separation Agreement and Release (this “Agreement”) is entered into between Charter Communications, Inc. (the “Company” or “Charter”) and me, Sue Hamilton, as a condition to my receiving payments pursuant to my Employment Agreement with Charter dated as of October 31, 2005 (the “Employment Agreement”) in connection with the termination of my employment with Charter as of March 31, 2007 (the “Termination Date”). The Company and I hereby agree as follows:

(a) Payments And Benefits Payable Per The Employment Agreement: Provided I am not terminated for breach of the terms of this agreement or of my Employment Agreement prior thereto, I shall remain employed by Charter pursuant to the terms of my Employment Agreement until the Termination Date; I shall receive salary at my current annual rate of $385,000 in biweekly installments as such installments are normally paid to senior executives (with all salary installments due but not paid prior to my execution of this Agreement to be paid on the first payday after all conditions in Section 5.6 of the Employment Agreement are satisfied); I shall continue to receive all benefits I was receiving as of December 31, 2006, without interruption, including, without limitation, health insurance; and I shall continue to participate in all medical and child care flex spending accounts I have previously selected, all until the Termination Date; provided that I will cease to incur deductions or make contributions to the Charter PAC as of December 31, 2006; and further provided that I shall only be required to provide services to Charter as provided in section “f” hereof; and finally provided that I may seek and/or accept other employment during such period. In addition, in exchange for my execution and delivery of this Agreement, specifically including the effectiveness of the release set forth in section “b” hereof (and the failure to revoke same within seven (7) days after I sign and deliver it), the Company will provide me with the following payments and benefits in satisfaction of the requirements of Section 5.5.1 of the Employment Agreement and any other claim I may hold against Charter or its employees:

(i)  The base salary that would have been paid to me, calculated at the current annual rate of $385,000.00 per annum, from the date my employment is terminated through March 31, 2008 (the “Separation Term”); provided that the total of all such payments shall not exceed, in the aggregate, the gross amount of $385,000.00. Subject to the provisions of Section 5.6 of the Employment Agreement, this amount (the “Separation Payment”) will be paid over the Separation Term in equal bi weekly installments on the Company’s regular pay days for executives, commencing with the first payday after all conditions in Section 5.6 of the Employment Agreement are satisfied; provided that, in order to avoid the tax consequences of Section 409A of the Internal Revenue Code of 1986 (the “Code”), the first payment shall cover all payments scheduled to be made to me in the bi weekly payments that would have been made to me for the period (the “Initial Payment Period”) beginning on April 1, 2007 and ending on the six (6) month anniversary of the date I have a separation from service for purposes of Code Section 409A, and the first such payment shall be delayed until the day after the end of the Initial Payment Period;

(ii) The amount of any and all incentive and/or performance bonus compensation for 2006, without proration, and a pro rata amount of incentive and/or performance bonus compensations for 2007, if and to the extent such bonuses are otherwise payable under the terms of the applicable bonus plan as determined by the Board, based upon results for the entire years of 2006 and 2007, as applicable. These amounts will be payable as and when bonus compensation under such plan for the year in question is paid to other participants generally but not later than March 15, 2007 for the 2006 bonus or March 15, 2008 for the 2007 bonus, and will not be subject to any deduction or adjustment that is not similar and proportionate to those made to bonuses paid to other senior executives. The Board shall determine the amount of any such bonus and/or the extent to which any such bonus has been earned under the plan, in its sole discretion, considering results for the entire year and not just the period of my employment;

(iii) A lump sum payment (net after deduction of taxes and other required withholdings) equal to twelve (12) times the monthly cost, at the time my employment is terminated, for me to receive under COBRA the paid coverage for health, dental and vision benefits then being provided for me and my family at the Company’s cost at the time my employment is terminated. This amount will be paid on the day after the last day of the Initial Payment Period, and will not take into account future increases in costs during the applicable time period;

(iv) To the extent authorized and permitted by the terms of the applicable plan, any stock options previously awarded to me will continue to vest, and any restricted stock previously awarded to me shall have their restrictions lapse, both as called for under such plan for the Separation Term, in accordance with the schedule attached hereto as Schedule A. This Separation Term qualifies, in the case of a payment under Section 5.5.1 of the Employment Agreement, as the period of time during which I am receiving severance for purposes of Section 5.4 of the Charter Communications, Inc. 2001 Stock Incentive Plan, as amended, and any applicable stock option or restricted stock agreement signed pursuant to a grant under such plan (and the payment specified in Section 5.5.1 (a) of the Employment Agreement qualifies as “severance” for purposes of Section 5.4 of the Charter Communications, Inc. 2001 Stock Incentive Plan). Notwithstanding the foregoing, no stock option shall remain exercisable beyond the latest date on which the term of the stock option could be extended without causing the stock option to be treated as deferred compensation subject to Section 409A of the Internal Revenue Code.

These payments and benefits will be paid and/or provided as and when called for by the Employment Agreement after all conditions to the effectiveness of this Agreement and the releases called for by this Agreement have been satisfied. The right to retain the same shall be subject to compliance with this Agreement and the terms of the Employment Agreement. In the event I die before all payments and amounts due to me hereunder are paid, any remaining payments will be made to my spouse, if he survives me and, if not, then to my estate.

I acknowledge I have received my wages per the terms of my Employment Agreement for all time worked through and ending December 31, 2006, and I will received with my first severance payment cash payout of 144 hours of accrued and unused vacation calculated as of March 31, 2007 at my rate of base salary in effect as of December 31, 2006. I acknowledge receiving payment of the amounts specified in this paragraph by my signature on this Agreement.

(b) Complete Release: I hereby understand and agree to the termination of all offices, directorships, manager positions and other similar offices I hold with Charter or any of its subsidiaries or related or affiliated corporations, limited liability companies and partnerships effective the close of business December 31, 2006 and all employment by Charter effective the close of business on March 31, 2007. In consideration for the payments I am to receive hereunder, I unconditionally and irrevocably release, waive and give up any and all known and unknown claims, lawsuits and causes of action, if any, that I now may have or hold against Charter, its current and former parents, plans, subsidiaries, and related or affiliated corporations, ventures, limited liability companies and partnerships, and their respective current and former employees, directors, fiduciaries, administrators, insurers, members, managers, partners, and agents and related parties, in any way arising out of, in connection with or based upon (i) any event or fact that has occurred prior to the date I sign this Agreement, (ii) my employment with Charter and/or any of its subsidiaries or affiliates to date and any event or occurrence occurring during such employment, (iii) the termination of my employment, (iv) any breach of the Employment Agreement, (v) any claim to payment under or from Charter’s 2005 Executive Cash Award Plan or for salary, bonus, stock options or restricted shares other than as specifically granted pursuant to this Agreement; or (vi) any decision, promise, agreement, statement, policy, practice, act or conduct prior to this date of or by any person or entity I am releasing, and from any claims, lawsuits. I understand that this means that, subject to the limitations described below, I am releasing Charter and such other persons and entities from, and may not bring claims against any of them under (a) Title VII of the Civil Rights Act of 1964 or Sections 1981 and 1983 of the Civil Rights Act of 1866,

which prohibit discrimination based on race, color, national origin, ancestry, religion, or sex; (b) the Age Discrimination in Employment Act, which prohibits discrimination based on age; (c) the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; (d) the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; (e) the WARN Act, which requires that advance notice be given of certain workforce reductions or the Missouri Human Rights Act, chapter 213, R.S. Mo; (f) the Employee Retirement Income Security Act, which among other things, protects employee benefits; (g) the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; (h) the Sarbanes-Oxley Act of 2002, which, among other things, provides Whistleblower protection (i) any federal or state law, regulation, decision, or executive order prohibiting discrimination or retaliation or for breach of contract; (j) any of the laws of the State of Missouri or Colorado or any political subdivision of any such State; (k) the Colorado Anti-Discrimination Act of 1957; (l) Colorado Wage Equality Regardless of Sex Act; (m) Colorado Labor Peace Act; or (n) any law prohibiting retaliation based on exercise of my rights under any law, providing whistleblowers protection, providing workers’ compensation benefits, protecting union activity, mandating leaves of absence, prohibiting discrimination based on veteran status or military service, restricting an employer’s right to terminate employees or otherwise regulating employment, enforcing express or implied employment contracts, requiring an employer to deal with employees fairly or in good faith, providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent or other misrepresentation, defamation, and similar or related claims, and any other law relating to salary, commission, compensation, benefits, and other matters. I specifically represent and agree that I have not been treated adversely on account of age, gender or other legally protected classification, nor have I otherwise been treated wrongfully in connection with my employment with the Company and/or any of its subsidiaries or affiliates and that I have no basis for a claim under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, or any applicable law prohibiting employment or other discrimination or retaliation. I acknowledge that the Company relied on the representations and promises in this Agreement in agreeing to pay me the benefits described in subsection (a). I understand that I am releasing claims for events that have occurred prior to my signing this Agreement that I may not know about. This release does not include claims arising after the date I sign this Agreement, any claim under a stock option plan or award agreement, incentive stock plan, or the restricted stock award agreement based upon my service to and ending the date my employment terminates, any claim under a group health insurance plan in which I participate for claims accrued as of the date my employment terminated, a breach of the provisions of this Agreement (including but not limited to a breach of any obligation to provide me with the payments and benefits called for by Sections 5.5.1 of the Employment Agreement, as specified in paragraph (a) above) and any pending claims for workers compensation that have already been filed or for on-

the-job injuries that have already been reported, or any claim for indemnification by Charter for actions taken by me within the course and scope of my employment to the degree such actions are subject to indemnification under Charter’s policies and practices. Charter hereby states and acknowledges that, to the best current knowledge of its Chief Executive Officer, Chief Operating Officer and General Counsel, Charter has no claim against me for breach of my employment agreement or other claim of material liability.

(c) Promise Not to File Claims: I promise never to file, prosecute or pursue any lawsuit based on a claim purportedly released by this Agreement, or (absent court order) to assist others in filing or prosecuting similar claims against Charter. I understand and agree that nothing in this Agreement precludes me from filing a charge of discrimination under applicable federal or state law, although I have personally released such claims with regard to matters and facts occurring prior to this date. I specifically acknowledge and agree that I am not entitled to severance or any other benefits under the Charter Communications Special One-Time Severance Plan or other severance plan or contract, or to any payments following termination of my employment under or by reason of the Employment Agreement (other than the payments and benefits called for by Sections 5.5.1 of the Employment Agreement, as specified in paragraph (a) above), and that the payments and benefits described in this Agreement are in lieu of any severance or other benefits to which I may be entitled under such plan or any other policy, program, plan or agreement and satisfy and are in lieu of any payments to which I may be entitled under the Employment Agreement or any other such plan, policy, program or arrangement, and I specifically waive any rights I may have under that plan and any such agreement, if any.

(d) Non-admission of Liability: This Agreement is not an admission of fault, liability or wrongdoing by me or any released party, and should not be interpreted or construed as such. I understand that all released parties specifically deny engaging in any liability or wrongdoing.

(e)  Non-Disparagement: Neither Charter nor I will make any statement or announcement concerning my departure from Charter except as may be reviewed and approved by the other party in advance provided that both Charter and I may inform third parties that my employment will terminate or was terminated (as the case may be) through mutual agreement on March 31, 2007. During the balance of and subsequent to my employment with Charter and/or any of its subsidiaries or affiliates: (1) I agree to conduct myself in a professional and positive manner in all of my dealings, communications and contacts concerning Charter, my employment, or my separation from employment, (2) I agree not to criticize, denigrate, disparage, or make any derogatory statements about the Company, and (3) I agree not to make any derogatory or critical statements about the Company (including any subsidiaries, or affiliates), its business plans, policies and practices, or about any of its officers, employees or former officers or employees, to customers, competitors, suppliers, employees, former employees, members of the public (including but not limited to in any internet publication, posting, message board or weblog), members of the media, or any other person, nor shall I harm or in any way adversely affect the reputation and goodwill of the Company. During the balance of and subsequent to my employment with Charter and/or any of its subsidiaries or affiliates, Charter agrees, for itself, its directors and executive employees not to criticize, denigrate, disparage, or make any derogatory statements about me to customers, competitors, suppliers, employees, former employees, members of the public (including but not limited to in any internet publication, posting, message board or weblog), members of the media, or any other person, nor shall Charter, its directors, employees, or agents, take any action reasonably expected to harm or in any way adversely affect my reputation. Nothing in this paragraph shall prevent anyone from giving truthful testimony or information to law enforcement entities, administrative agencies or courts or in any other legal proceedings as required by law, including, but not limited to, assisting in an investigation or proceeding brought by any governmental or regulatory body or official related to alleged violations of any law relating to fraud or any rule or regulation of the Securities and Exchange Commission.

(f)  Future Cooperation: During and subsequent to my employment with Charter, I agree to cooperate with the Company, and to furnish any and all complete and truthful information, testimony or affidavits in connection with any matter that arose during my employment, that in any way relates to the business or operations of the Company or any of its parent or subsidiary corporations or affiliates, or of which I may have any knowledge or involvement; and to consult with and provide information to Charter and its representative concerning such matters. Prior to the Termination Date, I shall provide all assistance reasonably requested by Charter at no charge other than my salary and benefits set forth herein. After the Termination Date, I shall respond to requests by Charter for nominal assistance (such as occasional requests for factual recollections) at no charge but shall be compensated for my time and assistance providing more than nominal amounts of historical factual information or testimony at the rate of $400 per hour; and shall be compensated for any expert testimony, including preparation time, at the rate of $600 per hour. The parties will make their best efforts to have such cooperation performed at reasonable times and places and in a manner as not to unreasonably interfere with my schedule, including relative to any other employment in which I may then be engaged. Nothing in this Agreement shall be construed or interpreted as requiring me to provide any testimony, sworn statement or declaration that is not complete and truthful. If the Company requires me to travel outside the metropolitan area in the United States where I then reside to provide any testimony or otherwise provide any such assistance, then Charter will reimburse me for any reasonable, ordinary and necessary travel and lodging expenses incurred by me to do so provided I submit all documentation required under Charter’s standard travel expense reimbursement policies and as otherwise may be required to satisfy any requirements under applicable tax laws for Charter to deduct those expenses.

(g)  Confidential and Proprietary Information; Covenant Not To Compete: I reaffirm my obligations under and agree to remain bound by and to comply with the provisions of Sections 6, 7 and 8.2 of my Employment Agreement with Charter, and agree those provisions continue to apply to me, notwithstanding the termination of my employment, the reason for termination of employment, or any act, promise, decision, fact or conduct occurring prior to this date. The “Restricted Period” for purposes of Section 7 of my Employment Agreement shall start for all purposes on March 31, 2007 and shall end for (and solely for) the purposes of section 7.2(a) of the Employment Agreement on December 31, 2007. In addition, I reaffirm my obligations under and agree to remain bound by and to comply with any other agreement or policy relating to confidential information, invention, non-solicitation, non competition, or similar matters to which I am now subject.

(h)  Consideration of Agreement: The Company advised me to take this Agreement home, read it, and carefully consider all of its terms before signing it. The Company gave me, and I understand that I have, 21 days in which to consider this Agreement, sign it and return it to the Company. I waive any right I might have to additional time within which to consider this Agreement. I understand that I may discuss this Agreement with an attorney, at my own expense during this period. I understand that I may revoke this Agreement within 7 days after I sign it by advising the Company orally or in writing within that seven (7) day time period of my intention to revoke this Agreement. I have carefully read this Agreement, I fully understand what it means, and I am entering into it voluntarily. I am receiving valuable consideration in exchange for my execution of this Agreement that I would not otherwise be entitled to receive, consisting of the benefits described in Paragraph (a) of this Agreement. If I revoke my acceptance of this Agreement within such 7 day time period, or if I fail to accept this Agreement within the 21 day time period, then Charter shall have no obligations under this Agreement, including but not limited to any obligation to pay or provide the payments specified in this Agreement or under the Employment Agreement.

(i)  Return of Property: I will return to the Company on or prior to the Termination Date all files, memoranda, documents, records, credit cards, keys, equipment (other than my Blackberry cell phone and laptop computer, although I understand that I will not longer be provided service for such equipment after my Termination Date), badges, vehicles, Confidential Information (as defined in the Employment Agreement) and any other property of the Company then in my possession or control as directed by the Company provided that I hereby represent and warrant that I have not, and agree that I will not, make any copies of company files residing my laptop or other computers accessible to me and shall return the laptop to the company prior to the Termination Date so that all company files and information can be removed from its memory prior to the Termination Date. I also will reveal to the Company at the Company’s request all access codes to any computer or other program or equipment.

(j)  Choice of Law: This Agreement was drafted in Missouri, and the Company’s Corporate offices are in Missouri. Therefore, this Agreement is to be governed by and interpreted according to the internal laws of the State of Missouri without reference to conflicts of law principles, and this Agreement shall be deemed to have been accepted and entered into in the State of Missouri.

(k)  Amendment, Miscellaneous: Neither this Agreement nor any of its terms may be amended, changed, waived or added to except in a writing signed by both parties. The Company has made no representations or promises to me to sign this Agreement, other than those in or referred to by this Agreement. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable.

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This Agreement was presented to me on December 19, 2006. I have read it and carefully consider all of its provisions before signing it. I have had in excess of 21 days in which to consider it, sign it and return it to Lynne Ramsey. This agreement will not become effective until it has been executed by the Company representative named below.

I have carefully read this Agreement, I fully understand what it means, and I am entering into it voluntarily.

Presented By:

Name:
Date Delivered: December 19, 2006

Employee:

Signature:   /s/ Sue A R Hamilton
Date Signed:  March 8, 2007
Printed Name:  Sue Ann R Hamilton

Company:

Signature:  /s/ Grier C. Raclin
Date Received: March 14, 2007
Printed Name : Grier C. Raclin

Please Return To:

Lynne F. Ramsey
Senior Vice President, Human Resources
Charter Communications
12405 Powerscourt Drive
St. Louis, MO 63131

Schedule A
Stock Options and Restricted Shares